Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS SECOND QUARTER FISCAL YEAR 2015 RESULTS

•	Gross new business wins of $964.4 million, up 15.3% year-over-year; net book-to-bill ratio of 1.54; backlog at $5.1 billion

•	2.5% growth in consolidated service revenue to $499.3 million; 4.0% constant currency revenue growth

•	Gross margin improvements in all three business segments year-over-year

•	GAAP and adjusted operating margin of 10.6%

•	GAAP diluted earnings per share of $0.70 grew 42.9%; adjusted diluted earnings per share of $0.69 grew 35.3%

Boston, MA, January 28, 2015 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the second quarter of Fiscal Year 2015, which ended on December 31, 2014.

In commenting on the results of the quarter, Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer, stated, “In the second quarter, we continued to make progress toward achieving our operational and financial goals. Despite headwinds to revenue from foreign currency exchange rate movements, we expanded our operating margin, achieved robust growth in earnings per share, and generated solid cash flow from operations. We also delivered a quarter of healthy new business wins, which were broad-based across our businesses and client segments. The quarter’s strong new business wins, from such a diverse client base, is evidence of the wide appeal of our portfolio of products and services.”

Mr. von Rickenbach continued, “As we look out to Calendar Year 2015, we anticipate accelerating revenue growth. In order to support this growth, we need to hire somewhat ahead of the expected revenue curve. The current mix of business in our backlog has resulted in a continued disproportionate number of projects in the start-up stages. In combination with the adverse impact of recent foreign exchange movements on revenue, we expect these dynamics to have a dampening effect on our revenue projections in the short term, but then lead to rapid expansion as the backlog matures. All of this has been factored into our forward-looking guidance. We believe that our strategy and position in the industry are sound, and that attractive opportunities continue to exist in the marketplace.”

Second Quarter Fiscal Year 2015 Results
For the three months ended December 31, 2014 PAREXEL’s consolidated service revenue increased by 2.5% to $499.3 million compared with $487.1 million in the prior year period. Revenue grew 4.0% on a constant currency basis, excluding the negative impact of foreign currency exchange rate movements of $7.4 million. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $52.8 million, or 10.6% of service revenue, in the second quarter of Fiscal Year 2015, as compared with $46.7 million, or 9.6% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $38.8 million, or $0.70 per diluted share, compared with GAAP net income of $28.3 million, or $0.49 per diluted share for the quarter ended December 31, 2013. GAAP diluted earnings per share grew 42.9% year-over-year.

The shift in the geographic mix of expected pre-tax income during the second quarter allowed the Company to record a tax rate that was lower than expected. The Company has moved into the execution phase of its new tax strategy.

The financial results of the December quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial charts within this press release. Adjusted operating income in the second quarter of Fiscal Year 2015 was $53.0 million, or 10.6% of service revenue. Adjusted operating income in the second quarter of Fiscal Year 2014 was $47.7 million, or 9.8% of service revenue. Adjusted net income was $38.4 million, or $0.69 per diluted share in the quarter ended December 31, 2014, and was $29.1 million, or $0.51 per diluted share in the quarter ended December 31, 2013. Adjusted diluted earnings per share grew 35.3% year-over-year.

On a segment basis, service revenue for the second quarter of Fiscal Year 2015 was $377.4 million in Clinical Research Services (CRS), $56.0 million in PAREXEL Consulting (PC), and $65.8 million in PAREXEL Informatics (PI).

Six Month Fiscal Year 2015 Results

For the six months ended December 31, 2014, consolidated service revenue was $991.0 million versus $936.4 million in the prior year period, an increase of 5.8%. GAAP operating income for the current six-month period was $106.4 million, or 10.7% of service revenue, compared with GAAP operating income of $88.5 million, or 9.5% of service revenue in the prior year period. GAAP net income for the six months ended December 31, 2014 was $75.9 million, or $1.36 per diluted share, compared with GAAP net income of $54.3 million, or $0.95 per diluted share, in the prior year period.

Excluding the impact of special items in both six month periods, as detailed in the attached financial charts, adjusted operating income was $105.8 million or 10.7% of consolidated service revenue for the six months ended on December 31, 2014, compared with $89.7 million or 9.6% of consolidated service revenue for the six months ended on December 31, 2013. Adjusted net income for the six months ended December 31, 2014 was $74.7 million, or $1.34 per diluted share, compared with $55.0 million or $0.96 per diluted share in the comparable prior year six month period.

New Business and Backlog
Backlog at the end of December 2014 was $5.1 billion, an increase of 6.0% year-over-year. The reported backlog included gross new business wins in the second quarter of $964.4 million, cancellations of $197.2 million, and a negative impact from foreign currency exchange rates of $47.2 million. The net book-to-bill ratio was 1.54 in the quarter, and the trailing twelve month book-to-bill ratio was 1.19.

Forward-looking Guidance
The Company issued forward-looking guidance for the third quarter (ending March 31, 2015) and for Fiscal Year 2015 in its entirety as detailed in the chart below. The guidance takes into account a number of factors, including the results of the second quarter, recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

	Guidance Issued 1/28/15	Guidance Issued 10/29/14
Q3 FY 2015 Revenue	$507 - $521 million	N/A
Q3 FY 2015 GAAP EPS	$0.62 - $0.68	N/A

FY 2015 Revenue	$2.040 - $2.070 billion	$2.070 - $2.110 billion
FY 2015 GAAP EPS FY 2015 Non-GAAP EPS	$2.68 - $2.86 $2.65 - $2.83	$2.58 - $2.77 $2.56 - $2.75

Additional Information
In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures should not be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s Second Quarter Fiscal Year 2015 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, January 29, 2015 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Second Quarter Fiscal Year 2015 earnings conference call.

A presentation of Second Quarter Fiscal Year 2015 results, as well as certain trended financial information, may be found in the Investors section of the Company’s website under the “Financial Information” section.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics, Inc. provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 81 locations in 51 countries around the world, and has approximately 16,530 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisition of ClinIntel Limited, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 as filed with the Securities and Exchange Commission on November 3, 2014, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Service revenue	$499,269	$487,145	$990,965	$936,390
Reimbursement revenue	75,776	87,091	157,769	166,910
Total revenue	575,045	574,236	1,148,734	1,103,300
Costs and expenses:
Direct costs	327,321	324,507	646,140	627,701
Reimbursable out-of-pocket expenses	75,776	87,091	157,769	166,910
Selling, general and administrative	98,795	95,528	197,708	180,440
Depreciation	16,812	16,584	33,710	32,046
Amortization	3,557	3,862	7,043	7,658
Total costs and expenses	522,261	527,572	1,042,370	1,014,755
Income from operations	52,784	46,664	106,364	88,545
Other income (expense), net	1,067	(3,707)	2,708	(6,672)
Income before income taxes	53,851	42,957	109,072	81,873
Provision for income taxes	15,091	14,628	33,170	27,590
Effective tax rate	28.0%	34.1%	30.4%	33.7%
Net income	$38,760	$28,329	$75,902	$54,283

Earnings per common share:
Basic	$0.71	$0.5	$1.39	$0.96
Diluted	$0.7	$0.49	$1.36	$0.95
Shares used in computing earnings per common share:
Basic	54,823	56,517	54,781	56,386
Diluted	55,709	57,395	55,736	57,395

Balance Sheet Information	Preliminary
(in thousands)	December 31, 2014	December 31, 2013	June 30, 2014
Billed accounts receivable, net	$434,996	$503,578	$497,109
Unbilled accounts receivable, net	214,292	234,740	225,514
Deferred revenue	(448,819)	(461,029)	(466,964)
Net receivables	$200,469	$277,289	$255,659

Cash and marketable securities	$301,930	$314,294	$283,812
Working capital	$391,419	$433,461	$350,900
Total assets	$1,769,228	$1,877,789	$1,834,000
Short-term borrowings	$2,500	$13,968	$12,501
Long-term debt	$347,500	$372,500	$337,500
Stockholders' equity	$589,268	$627,874	$577,681

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Three Months Ended				Three Months Ended
	December 31, 2014				December 31, 2013
	GAAP Measure	Adjustments	Non-GAAP Measure		GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$98,795	$(215)	(a)	$98,580	$95,528	$(1,071)	(a)	$94,457
Income from operations	$52,784	$215		$52,999	$46,664	$1,071		$47,735
Other income (expense), net	$1,067	$137	(b)	$1,204	$(3,707)	$—		$(3,707)
Income before income taxes	$53,851	$352		$54,203	$42,957	$1,071		$44,028
Provision for income taxes	$15,091	$751	(c)	$15,842	$14,628	$270	(c)	$14,898
Net income	$38,760	$(399)		$38,361	$28,329	$801		$29,130
Diluted earnings per common share	$0.7	$(0.01)		$0.69	$0.49	$0.02		$0.51
Effective tax rate	28.0%		29.2%		34.1%			33.8%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Accelerated amortization of deferred financing fees related to credit facility modification
(c) Tax effect on non-GAAP adjustments

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Six Months Ended				Six Months Ended
	December 31, 2014				December 31, 2013
	GAAP Measure	Adjustments	Non-GAAP Measure		GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$197,708	$558	(a)	$198,266	$180,440	$(1,151)	(a)	$179,289
Income from operations	$106,364	$(558)		$105,806	$88,545	$1,151		$89,696
Other income (expense), net	$2,708	$137	(b)	$2,845	$(6,672)	$—		$(6,672)
Income before income taxes	$109,072	$(421)		$108,651	$81,873	$1,151		$83,024
Provision for income taxes	$33,170	$797	(c)	$33,967	$27,590	$474	(c)	$28,064
Net income	$75,902	$(1,218)		$74,684	$54,283	$677		$54,960
Diluted earnings per common share	$1.36	$(0.02)		$1.34	$0.95	$0.01		$0.96
Effective tax rate	30.4%		31.3%		33.7%			33.8%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Accelerated amortization of deferred financing fees related to credit facility modification
(c) Tax effect on non-GAAP adjustments

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	December 31, 2014	December 31, 2013
Clinical Research Services (CRS)
Service revenue	$377,404	$363,867
% of total service revenue	75.6%	74.7%
Gross profit	$113,368	$108,636
Gross margin % of service revenue	30.0%	29.9%

PAREXEL Consulting Services (PC)
Service revenue	$56,030	$59,273	(a)
% of total service revenue	11.2%	12.2%
Gross profit	$25,341	$24,093	(a)
Gross margin % of service revenue	45.2%	40.6%

PAREXEL Informatics (PI)
Service revenue	$65,835	$64,005	(a)
% of total service revenue	13.2%	13.1%
Gross profit	$33,239	$29,909	(a)
Gross margin % of service revenue	50.5%	46.7%

Total service revenue	$499,269	$487,145
Total gross profit	$171,948	$162,638
Gross margin % of service revenue	34.4%	33.4%

Quarterly Supplemental Financial Data
Service revenue	$499,269	$487,145
Reimbursement revenue	75,776	87,091
Investigator fees	121,061	133,212
Gross revenue	$696,106	$707,448

Days sales outstanding	26	36

Capital expenditures	$11,466	$19,828

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For the three months ended December 31, 2014 and 2013, we disclosed the reportable segment on this basis and the prior period was retroactively restated to reflect this presentation change.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Six Months Ended	Six Months Ended
(in thousands)	December 31, 2014	December 31, 2013
Clinical Research Services (CRS)
Service revenue	$747,215	$696,459
% of total service revenue	75.4%	74.4%
Gross profit	$229,850	$203,040
Gross margin % of service revenue	30.8%	29.2%

PAREXEL Consulting Services (PC)
Service revenue	$112,425	$116,221	(a)
% of total service revenue	11.3%	12.4%
Gross profit	$50,310	$47,591	(a)
Gross margin % of service revenue	44.7%	40.9%

PAREXEL Informatics (PI)
Service revenue	$131,325	$123,710	(a)
% of total service revenue	13.3%	13.2%
Gross profit	$64,665	$58,058	(a)
Gross margin % of service revenue	49.2%	46.9%

Total service revenue	$990,965	$936,390
Total gross profit	$344,825	$308,689
Gross margin % of service revenue	34.8%	33.0%

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For the six months ended December 31, 2014 and 2013, we disclosed the reportable segment on this basis and the prior period was retroactively restated to reflect this presentation change.